Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG FIRST QUARTER 2016 RESULTS, RAISES OUTLOOK

o	Consolidated operating revenues[1] increased 6% to $9.9 billion in the first quarter

o	Adjusted income from operations[2] in first quarter increased 17% to $601 million, or $2.32 per share, with per share growth of 18% over first quarter 2015

o	Shareholders' net income for the first quarter was $519 million, or $2.00 per share

o	Projected adjusted income from operations per share[2,3,4] is now estimated to be in the range of $8.95 to $9.35 in 2016

BLOOMFIELD, CT, May 6, 2016 – Cigna Corporation (NYSE: CI) today reported strong first quarter 2016 results driven by the continued effective execution of our strategy, and highlighted by 23% growth in adjusted income from operations2 for Cigna's Global Health Care business over first quarter 2015.  Consolidated operating revenues1 in the quarter were $9.9 billion, an increase of 6% over first quarter 2015.

Cigna's adjusted income from operations2 for first quarter of 2016 was $601 million, or $2.32 per share, compared with $513 million, or $1.96 per share, for first quarter of 2015.  This represents per share growth of 18% and reflects revenue growth and favorable medical and operating costs in the Global Health Care segment.  First quarter 2016 adjusted income from operations2 also benefited from a $23 million after-tax impact related to the adoption of a new accounting standard for corporate income taxes from stock-based compensation programs.5

"Our strong first quarter results reflect the continued focused execution of Cigna's global strategy," said David M. Cordani, President and Chief Executive Officer.  "Cigna's ability to deliver quality outcomes and affordability reflects the value Cigna delivers to our customers and clients while continuing to position for success in our combination with Anthem."

For the first quarter of 2016, shareholders' net income was $519 million, or $2.00 per share, compared with $533 million, or $2.04 per share, for the first quarter of 2015.  First quarter 2016 shareholders' net income included a special item2 charge of $36 million after-tax, or $0.14 per share, for transaction costs related to Cigna's proposed combination with Anthem.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of consolidated operating revenues1 to total revenues and adjusted income from operations2 to shareholders' net income:

Consolidated Financial Results (dollars in millions, customers in thousands):

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

Consolidated Operating Revenues[1]	$9,916	$9,394	$9,575
Net realized investment gains (losses)	(32)	73	(47)
Total Revenues	$9,884	$9,467	$9,528
Consolidated Earnings, net of taxes
Adjusted income from operations[2]	$601	$513	$486
Net realized investment gains (losses)	(21)	48	(28)
Amortization of other acquired intangible assets, net[2]	(25)	(28)	(4)
Special items[2]	(36)	-	(28)
Shareholders' net income	$519	$533	$426

Adjusted income from operations[2], per share	$2.32	$1.96	$1.87
Shareholders' net income, per share	$2.00	$2.04	$1.64

	As of the Periods Ended
	March 31,		December 31,
	2016	2015	2015

Global Medical Customers	15,129	14,654	14,999

•	Cash and marketable investments at the parent company were $2.0 billion at March 31, 2016 and $1.4 billion at December 31, 2015.

•	Year to date, as of May 5, 2016, the Company repurchased 785,000 shares of common stock for approximately $110 million.[4]

•	Given the pending combination with Anthem, it is unlikely that the Company will make further share repurchases in 2016.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations2 to shareholders'  net income.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

Premiums and Fees	$7,056	$6,729	$6,721
Adjusted Income from Operations[2]	$544	$444	$394
Adjusted Margin, After-Tax[6]	6.9%	6.0%	5.2%

	As of the Periods Ended
	March 31,		December 31,
Customers:	2016	2015	2015
Commercial	14,514	14,099	14,432
Government	615	555	567
Medical	15,129	14,654	14,999

Behavioral Care	26,081	23,865	24,674
Dental[7]	14,836	13,726	13,869
Pharmacy	8,358	7,909	8,068
Medicare Part D	1,083	1,468	1,476

•	Global Health Care delivered strong earnings in the first quarter, reflecting consistent performance in well-positioned growth businesses.

•	First quarter 2016 premiums and fees increased 5% relative to first quarter 2015, driven by customer growth, particularly in our Medicare Advantage business, specialty contributions, and rate actions in our Commercial employer group business, partially offset by expected reductions in Medicare Part D and Individual customers.

•	Cigna's medical customer base grew by 130,000 in first quarter 2016 to a total of 15.1 million customers, driven by organic growth in our Middle Market, Medicare Advantage and Select segments.

•	First quarter 2016 adjusted income from operations[2] and adjusted margin, after-tax[6] reflect strong contributions from our Commercial employer, Government and specialty businesses.

•	Adjusted income from operations[2] for first quarter 2016 and first quarter 2015 included favorable prior year reserve development on an after-tax basis of approximately $14 million and $25 million respectively.

•	For first quarter 2016, Cigna has recorded net receivables of $4 million, after-tax related to 2016 risk mitigation programs.

•	The Total Commercial medical care ratio[8] ("MCR") of 75.8% for first quarter 2016 reflects the ongoing strong performance of our Commercial employer business.

•	The Total Government MCR[8] of 86.2% for first quarter 2016 reflects the ongoing strong performance in our Medicare Advantage business as well as improved medical costs in our Medicare Part D business.

•	First quarter 2016 Global Health Care operating expense ratio[8] of 21.0% reflects revenue growth and ongoing efficiency gains, partially offset by continued investments in strategic initiatives.

•	Global Health Care net medical costs payable[9] was approximately $2.44 billion at March 31, 2016 and $2.11 billion at December 31, 2015.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

Premiums and Fees[10]	$772	$735	$776
Adjusted Income from Operations[2]	$67	$69	$54
Adjusted Margin, After-Tax[6]	8.3%	9.0%	6.7%

	As of the Periods Ended
	March 31,		December 31,
	2016	2015	2015

Policies[10]	11,855	12,528	12,888

•	Global Supplemental Benefits results continue to reflect the value created by affordable and personalized solutions delivered to individual consumers on a direct basis.

•	Excluding the impact of foreign currency movements, first quarter 2016 premiums and fees grew 12% in Global Supplemental, reflecting strong new sales in Cigna's target markets.

•	First quarter 2016 adjusted income from operations[2] and adjusted margin, after-tax[6] reflect business growth and favorable claims experience in Korea as well as the unfavorable impact of foreign currency movements and increases in strategic investments to advance our capabilities.

•	The decline in first quarter 2016 policy counts was driven by the loss of a large travel insurance arrangement within the United Kingdom.

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

Premiums and Fees	$1,027	$976	$998
Adjusted Income from Operations[2]	$15	$51	$83
Adjusted Margin, After-Tax[6]	1.4%	4.8%	7.6%

•	The Group Disability and Life business continues to be driven by value created for our customers and clients via our differentiated productivity and return to work programs.

•	First quarter 2016 premiums and fees grew 5% relative to first quarter 2015, primarily driven by continued strong persistency and new sales.

•	First quarter 2016 adjusted income from operations[2] and adjusted margin, after-tax[6] reflect a decline in income in our Disability business relative to first quarter 2015.

•	The decline in Disability reflects modifications to the disability claims management process to drive improved quality and consistency, which extended the claims processing cycle in the quarter, resulting in higher claim costs.

Corporate & Other Operations

Adjusted loss from operations2 for Cigna's remaining operations is presented below:
Financial Results (dollars in millions):

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015

Corporate & Other Operations	$(25)	$(51)	$(45)

•	First quarter 2016 adjusted loss from operations[2] reflects a $23 million after-tax benefit related to the adoption of a new accounting standard for corporate income taxes from stock-based compensation programs.[5]

2016 OUTLOOK

Cigna's outlook for full year 2016 consolidated adjusted income from operations2,3 is in the range of $8.95 to $9.35 per share.  This outlook excludes the impact of prior year reserve development and the potential effects of future capital deployment.4

Full-Year Ending
Projected 2016 Growth in:	December 31, 2016

Total Revenue	Mid single digit percentage range

Consolidated Adjusted Income (Loss) from Operations[2,3,11]	High single digit percentage range

Global Medical Customers[12]	Low single digit percentage range

Consolidated Adjusted Income (Loss) from Operations, per share[2,3,4]	$ 8.95 to 9.35

Cigna expects consolidated adjusted income from operations per share2,3,4 to be split relatively evenly between the first half and second half of 2016.

Regarding the Group Disability and Life business, Cigna expects improved results over the balance of the year as the disability claims management process enhancements fully mature.  However, Cigna now expects full year 2016 Group Disability and Life adjusted income from operations2 to be somewhat lower than full year 2015 earnings results.  This expectation has been reflected in our full year 2016 outlook.

In addition, to allow more time for the claim process enhancements to mature before updating reserve assumptions, the timing of the annual disability reserve review has been moved from the second quarter to the third quarter of 2016.

The foregoing statements represent the Company's current estimates of Cigna's 2016 consolidated and segment adjusted income from operations2,3 and other key metrics as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).

Notes:

1.	The measure "consolidated operating revenues" is not determined in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, "total revenues." We define consolidated operating revenues as total revenues excluding realized investment results. We exclude realized investment results from this measure because our portfolio managers may sell investments based on factors largely unrelated to the underlying business purposes of each segment. As a result, gains or losses created in this process may not be indicative of past or future underlying performance of the business. See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

2.	Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items. Net amortization of other acquired intangible assets in 2015 included the one-time benefit of an acquisition in which the fair value of acquired net assets exceeded the purchase price. Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders' net income.

3.	Management is unable to provide a forward-looking reconciliation of adjusted income (loss) from operations to shareholders' net income for full year 2016 because future net realized investment results, net amortization of other acquired intangible assets and additional special items cannot be identified or reasonably estimated at this time.

4.	The Company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

5.	Effective January 1, 2016, the Company early adopted ASU 2016-09. Under this new guidance, companies recognize all income tax effects of stock-based compensation in shareholders' net income when awards vest or are exercised. Adopting this new guidance resulted in the Company recording $23 million of tax benefits in adjusted income from operations in the first quarter of 2016 that previously would have been reported in the Balance Sheet as additional paid-in capital.

6.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

7.	Prior period dental customers have been revised to conform to current presentation.

8.	Operating ratios are defined as follows:
•	Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.
•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care Operating Expense Ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

9.	Global Health Care medical costs payable are presented net of reinsurance and other recoverables. The gross Global Health Care medical costs payable balance was $2.65 billion as of March 31, 2016 and $2.36 billion as of December 31, 2015.

10.	Cigna owns a 50% noncontrolling interest in its China joint venture. Cigna's 50% share of the joint venture's earnings is reported in Other Revenues using the equity method of accounting under GAAP. As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

11.	The percentage growth projected in 2016 for Consolidated Adjusted Income (Loss) from Operations reflects an increase over such metric for 2015, excluding prior year reserve development of $60 million after-tax recognized in 2015 and $14 million after-tax recognized in first quarter 2016.

12.	Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected consolidated adjusted income (loss) from operations outlook for 2016; projected total revenue growth and global medical customer growth, each over year end 2015; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans; our prospects for growth in the coming years; statements regarding the proposed merger between Cigna and Anthem, Inc. (Anthem); statements regarding the timing of resolution of the issues raised by CMS; and other statements regarding Cigna's and Anthem's future beliefs, expectations, plans intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, including the CMS review and sanctions, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, including foreign currency movements; the timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized or will not be realized within the expected time period; the risk that the businesses of Cigna and Anthem will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Anthem's most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.antheminc.com.   You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION	Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015

REVENUES

Premiums	$7,746	$7,402
Fees	1,133	1,066
Net investment income	272	276
Mail order pharmacy revenues	697	578
Other revenues	68	72
Consolidated operating revenues	9,916	9,394
Net realized investment gains (losses)	(32)	73
Total	$9,884	$9,467

ADJUSTED INCOME (LOSS) FROM OPERATIONS (1)

Global Health Care	$544	$444
Global Supplemental Benefits	67	69
Group Disability and Life	15	51
Ongoing Operations	626	564
Corporate and Other	(25)	(51)
Total	$601	$513

After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(21)	48
Amortization of other acquired intangible assets, net	(25)	(28)
Special items	(36)	-
Shareholders' net income	$519	$533

DILUTED EARNINGS PER SHARE

Adjusted income from operations (1)	$2.32	$1.96
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(0.08)	0.18
Amortization of other acquired intangible assets, net	(0.10)	(0.10)
Special items	(0.14)	-
Shareholders' net income	$2.00	$2.04
Weighted average shares (in thousands)	259,447	261,246
Common shares outstanding (in thousands)	256,507	257,724

SHAREHOLDERS' EQUITY at March 31,	$12,675	$10,942

SHAREHOLDERS' EQUITY PER SHARE at March 31,	$49.41	$42.46

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; net amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME	Exhibit 2
(Dollars in millions, except per share amounts)

	Diluted Earnings Per Share			Consolidated			Global Health Care
	1Q16	1Q15	4Q15	1Q16	1Q15	4Q15	1Q16	1Q15	4Q15

Adjusted income (loss) from operations	$2.32	$1.96	$1.87	$601	$513	$486	$544	$444	$394

After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(0.08)	0.18	(0.11)	(21)	48	(28)	(12)	32	(20)
Amortization of other acquired intangible assets, net	(0.10)	(0.10)	(0.01)	(25)	(28)	(4)	(18)	(23)	(20)
Special items:
Merger-related transaction costs	(0.14)	-	(0.11)	(36)	-	(28)	-	-	-
Shareholders' net income	$2.00	$2.04	$1.64	$519	$533	$426	$514	$453	$354
Weighted average shares (in thousands)	259,447	261,246	260,518

Special Items, pre-tax:
Merger-related transaction costs				(40)	-	(31)	-	-	-
Total				$(40)	$-	$(31)	$-	$-	$-

	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
	1Q16	1Q15	4Q15	1Q16	1Q15	4Q15	1Q16	1Q15	4Q15

Adjusted income (loss) from operations	$67	$69	$54	$15	$51	$83	$(25)	$(51)	$(45)

After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(1)	3	2	(2)	14	(9)	(6)	(1)	(1)
Amortization of other acquired intangible assets, net	(7)	(5)	16	-	-	-	-	-	-
Special items:
Merger-related transaction costs	-	-	-	-	-	-	(36)	-	(28)
Shareholders' net income	$59	$67	$72	$13	$65	$74	$(67)	$(52)	$(74)
Weighted average shares (in thousands)

Special Items, pre-tax:
Merger-related transaction costs	-	-	-	-	-	-	(40)	-	(31)
Total	$-	$-	$-	$-	$-	$-	$(40)	$-	$(31)